UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 16, 2014

TOWERSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane

Middletown, RI 02842

(Address of principal executive offices, including zip code)

(401) 848-5848

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02.	Unregistered Sales of Equity Securities.

On October 16, 2014, Towerstream Corporation (the “Company” or “we” or “us” or “our”) and its subsidiaries, Towerstream I, Inc. (“TSI”) and Hetnets Tower Corporation (“HTC,” together with the Company and TSI, the “Borrowers”) entered into a loan agreement (the “Loan Agreement”) with Melody Business Finance, LLC (the “Lender” and “Administrative Agent”). The Lender will provide the Company with a five-year $35 million secured term loan (the “Financing”). Pursuant to the terms of the Loan Agreement, the loan bears interest at a rate equal to the greater of (i) the sum of the most recently effective one month Libor as in effect on each payment date plus 7% or (ii) 8% per annum, and additional paid in kind (“PIK”), or deferred, interest that shall accrue at 4% per annum.

On the maturity date the Borrowers must repay the aggregate principal amount of all outstanding loans plus all accrued and unpaid interest. The Borrowers have the option of prepaying the loan (i) on or before October 16, 2016 (the “Second Anniversary”), in whole, and not less than whole and (ii) at any time after the Second Anniversary, in the minimum principal amount of $5 million or, to the extent the principal exceeds $5 million, then in integral multiples of $1 million (unless the outstanding principal amount of all loans is less than $5 million, then such prepayment shall be equal to such outstanding principal amount). All optional prepayments are subject to certain premiums. Mandatory prepayments of certain amounts are required upon the occurrence of events including but not limited to the (i) sale, lease, conveyance or transfer of certain assets, (ii) issuance or incurrence of any indebtedness other than certain permitted debt, (iii) issuance of capital stock redeemable for cash or convertible into debt securities and (iv) any change of control. As further set forth in a security agreement (the “Security Agreement”), repayment of the loan is secured by a first priority lien and security interest in all of the assets of the Company and its direct and indirect subsidiaries, excluding capital stock of the Company, certain capital leases, certain contracts and certain assets secured by purchase money security interests.

The Loan Agreement also contains representations and warranties by the Borrowers, Lender and Administrative Agent, certain indemnification provisions in favor of Lender and customary covenants (including limitations on other indebtedness, liens, acquisitions, investments and dividends, but no financial covenants), and events of default (including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of Lender’s security interest or in the collateral, and events relating to bankruptcy or insolvency). Upon the occurrence of an event of default, a default interest rate of an additional 2% to 5% will be applied to the outstanding loan balances, and Lender may terminate its lending commitment, declare all outstanding obligations immediately due and payable, and take such other actions as set forth in the Loan Agreement.

In connection with the Loan Agreement and pursuant to a Warrant and Registration Rights Agreement, the Company issued warrants (the “Warrants”) to purchase 3.6 million shares of common stock of which two-thirds shall have an exercise price of $1.26 and one-third shall have an exercise price of $0.01, subject to customary adjustments under certain circumstances. The Warrants shall have a term of seven and a half years. Warrant holders shall have piggyback registration rights allowing them the option to require the Company to include the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”) with any primary or secondary registration statement filed by the Company (other than Forms S-4 or S-8).

In addition to the piggyback registration rights, the Company has further agreed to file a registration statement to register for resale all of the Warrant Shares and cause the registration statement to become effective by October 16, 2015 (the “Required Registration Statement”). If, following October 16, 2015, the Required Registration Statement is not declared effective or the Warrant Shares are not listed on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE MKT, LLC., the OTC Bulletin Board, or the OTCQB published by OTC Market Group, LLC or any similar organization or agency succeeding to its functions of reporting prices (each, a “Principal Market”), (i) the Warrants may be exercised on a cashless basis until the Required Registration Statement becomes effective and the Warrant Shares are listed for trading on the Principal Market and (ii) the Company shall pay the holders liquidated damages in the aggregate amount of $5,000 per month, with maximum liquidated damages of $50,000, until both the Required Registration Statement has become effective and the Warrant Shares are listed on the Principal Market. The Company issued the Warrants in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

The descriptions of the Loan Agreement, the Security Agreement, the Warrants and the Warrant and Registration Rights Agreement contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to their complete texts, including exhibits and schedules, which the Company intends to file with the Securities and Exchange Commission as exhibits to its annual report on Form 10-K for the year ending December 31, 2014.

 Risk Factors

Our cash flows and capital resources may be insufficient to make required payments on our indebtedness and future indebtedness.

Our indebtedness could have important consequences to you. For example, it could:

•	make it difficult for us to satisfy our debt obligations;

•	make us more vulnerable to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements;

•	expose us to interest rate fluctuations because the interest rate on the debt under the Financing is variable;

•	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

In addition, our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance, cash flows and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

•	economic and demand factors affecting our industry;

•	pricing pressures;

•	increased operating costs;

•	competitive conditions; and

•	other operating difficulties.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Our obligations pursuant to the Loan Agreement are secured by a security interest in all of our assets, exclusive of capital stock of the Company, certain capital leases, certain contracts and certain assets secured by purchase money security interests. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

The Loan Agreement contains various covenants limiting the discretion of our management in operating our business.

The Loan Agreement contains, subject to certain carve-outs, various restrictive covenants that limit our management's discretion in operating our business. In particular, these instruments limit our ability to, among other things:

•	incur additional debt;

•	grant liens on assets;

•	issue capital stock with certain features;

•	sell or acquire assets outside the ordinary course of business; and

•	make fundamental business changes.

If we fail to comply with the restrictions in the Loan Agreement, a default may allow the Lender under the relevant instruments to accelerate the related debt and to exercise their remedies under these agreements, which will typically include the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, to exercise any remedies the Lender may have to foreclose on assets that are subject to liens securing that debt and to terminate any commitments they had made to supply further funds. The Loan Agreement governing our indebtedness also contains various covenants that may limit our ability to pay dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 22, 2014

TOWERSTREAM CORPORATION

By:	/s/ Joseph P. Hernon
Name:	Joseph P. Hernon
Title:	Chief Financial Officer